Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3
(Form Type)

PBF Logistics LP
PBF Energy Inc.
PBF Energy Company LLC
PBFX Holdings Inc.
Riverlands Merger Sub LLC
PBF Logistics GP LLC
(Name of the Issuer and Name of Person Filing Statement)

Table 1—Transaction Value
	Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to Be Paid	$618,354,502.74(1)	0.0000927	$57,321.47(2)
Fees Previously Paid	$0		$0
Total Transaction Valuation	$618,354,502.74
Total Fees Due for Filing			$57,321.47
Total Fees Previously Paid			$0
Total Fee Offsets			$57,321.47(3)
Net Fee Due			$0

Table 2—Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		Form S-4	333-267119	August 26, 2022		$57,321.47

Fee Offset Sources	PBF Energy Inc.	Form S-4	333-267119		August 26, 2022		$57,321.47(3)

(1)
This Schedule 13E-3 relates to the registration of shares of Class A Common Stock, par value $0.001 per share (the “PBF Energy Common Stock”), of PBF Energy, Inc. (“PBF Energy”) into which the common units representing limited partner interests in PBF Logistics LP (the “PBFX Common Units”), will be exchanged. The transaction valuation (the “Transaction Valuation”) is calculated solely for purposes of determining the filing fee in accordance with Rule 0-11(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Transaction Valuation is calculated based on the product of (a) $18.86, the average of the high and low prices of a PBFX Common Unit as reported on the New York Stock Exchange on August 22, 2022, and (b) 32,786,559, the estimated maximum number of PBFX Common Units that may be exchanged for consideration in the merger the subject of this Schedule 13E-3.

(2)	The filing fee, calculated in accordance with Exchange Act Rule 0-11, is calculated by multiplying the Transaction Valuation by 0.0000927.
(3)	PBF Energy previously paid $57,321.47 upon the filing of its Registration Statement on Form S-4 on August 26, 2022 in connection with the transaction reported hereby.